UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 19, 2007

PAETEC Holding Corp.

(Exact name of registrant as specified in its charter)

Delaware	000-52486	20-5339741
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One PAETEC Plaza 600 Willowbrook Office Park Fairport, New York	14450
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (585) 340-2500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

As previously reported, on July 10, 2007, PAETEC Holding Corp. (the “Company”) entered into an Indenture, dated as of July 10, 2007 (the “Indenture”), by and among the Company, the subsidiary guarantors of the Company named therein, and The Bank of New York, as trustee (the “Trustee”), pursuant to which the Company issued $300 million in aggregate principal amount of its 9.5% Senior Notes due 2015 (the “Notes”).

On September 25, 2007, the Company entered into a First Supplemental Indenture, dated as of September 25, 2007 (the “Supplemental Indenture”), by and among the Company, the Trustee, and PaeTec Communications, Inc., PaeTec Communications of Virginia, Inc., US LEC Communications Inc., US LEC of Georgia Inc., US LEC of Pennsylvania Inc. and US LEC of Virginia L.L.C. (collectively, the “New Guarantors”), each of which is an indirect wholly-owned subsidiary of the Company. The Supplemental Indenture amended the Indenture to add the New Guarantors as subsidiary guarantors of the Notes as required by the Indenture.

The foregoing summary of the terms of the Supplemental Indenture is qualified in its entirety by reference to the text of the Supplemental Indenture, which is filed as exhibit 4.1 to this report and incorporated by reference in this Item 1.01.

Item 5.05	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On September 19, 2007, the Board of Directors of the Company granted to Richard T. Aab, the Vice Chairman of the Company, a limited waiver under the Company’s Policy on Insider Trading and Compliance (the “Trading Policy”) in connection with the sale by Mr. Aab of up to 500,000 shares of the Company’s common stock. On September 20, 2007 and September 21, 2007, Mr. Aab sold an aggregate of 250,000 shares of the Company’s common stock pursuant to the waiver.

The Company’s Code of Business Conduct (the “Code of Conduct”) incorporates the Trading Policy, which requires that directors, senior officers and other designated employees of the Company or its subsidiaries trade in the Company’s securities in any calendar quarter only during the period beginning on the second full business day following the public release of the Company’s quarterly or annual financial results and ending on the 15th calendar day of the third month of the calendar quarter (the “trading period”). For the third quarter of fiscal 2007, the trading period terminated on September 15, 2007. The Code of Conduct provides that any waiver of its provisions may be made only by the Board of Directors or by an authorized committee of the Board of Directors and must be disclosed as required by applicable law, the regulations of the Securities and Exchange Commission, or the rules and regulations of the NASDAQ Stock Market, on which the Company’s common stock is listed.

In granting the limited waiver of the Trading Policy to Mr. Aab, the Board of Directors considered that Mr. Aab had deferred a planned sale of the Company’s common stock in the third quarter of fiscal 2007 pending the public announcement of the Company’s proposed acquisition of McLeodUSA Incorporated. The Company publicly announced its entry into an agreement and plan of merger with McLeodUSA Incorporated on September 17, 2007, two days after the applicable trading period had terminated. The Board of Directors also considered that Mr. Aab would certify to the Company that he was not in possession of any material non-public information concerning the Company at the time of any sale pursuant to the waiver, and that any such sale would be limited to 500,000 shares of common stock and would occur not later than Friday, September 21, 2007, which would be within five business days after the termination of the trading period and at least nine calendar days before the end of the current fiscal quarter.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

The Company herewith files with the following exhibit:

Exhibit Number	Description of Exhibit
4.1	First Supplemental Indenture, dated as of September 25, 2007, among PAETEC Holding Corp., the New Guarantors named therein and The Bank of New York, as trustee.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PAETEC Holding Corp.

Date: September 25, 2007	/s/ Charles E. Sieving
Charles E. Sieving
Executive Vice President and General Counsel

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Exhibit Index

Exhibit Number	Description of Exhibit
4.1	First Supplemental Indenture, dated as of September 25, 2007, among PAETEC Holding Corp., the New Guarantors named therein and The Bank of New York, as trustee.

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